Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Enzon Pharmaceuticals, Inc. and Subsidiaries on Form S-1 (No. 333-250031) of our report dated February 21, 2025, on our audits of the financial statements as of December 31, 2024 and 2023 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about February 21, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

February 21, 2025